UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2018

NETGEAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-50350	77-0419172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 East Plumeria Drive

San Jose, CA 95134

(Address, including zip code, of principal executive offices)

(408) 907-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On August 7, 2018, Arlo Technologies, Inc., a Delaware corporation (“Arlo”), completed its previously announced initial public offering (the “IPO”) of 11,747,250 shares of its common stock, par value $0.001 per share (the “Arlo Common Stock”), which includes 1,532,250 shares of Arlo Common Stock allocated to the underwriters’ 30-day option to purchase additional shares of Arlo Common Stock, which was exercised in full on August 3, 2018. Prior to the IPO, Arlo was a wholly owned subsidiary of NETGEAR, Inc., a Delaware corporation (“NETGEAR”). Upon the closing of the IPO, NETGEAR owned 84.2% of the total value and the combined voting power of the Arlo Common Stock.

Item 1.01 Entry into a Material Definitive Agreement.

Separation Agreement

Prior to the closing of the IPO, on August 2, 2018, NETGEAR and Arlo entered into a Master Separation Agreement (the “Separation Agreement”). The Separation Agreement sets forth certain agreements among NETGEAR and Arlo relating to, among other things:

•

the principal corporate transactions pursuant to which NETGEAR separated the businesses, assets and liabilities comprising NETGEAR’s Arlo business from NETGEAR and transferred such businesses, assets and liabilities to Arlo (the “Separation”);

•	the IPO;

•

the potential pro rata distribution of the shares of Arlo Common Stock held by NETGEAR, pursuant to which shares of Arlo Common Stock held by NETGEAR would be distributed to the holders of shares of common stock of NETGEAR, par value $0.001 (the “NETGEAR Common Stock”), which distribution is generally expected to be tax-free for U.S. federal income tax purposes (the “Distribution”); provided, that the determination of whether, when and how to proceed with the Distribution shall be entirely within the discretion of NETGEAR; and

•	other agreements governing the relationship between NETGEAR and Arlo.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Related Agreements

In connection with the Separation and the IPO, on August 2, 2018, the applicable parties entered into the following additional agreements:

•	a Transition Services Agreement, dated as of August 2, 2018;

•	a Tax Matters Agreement, dated as of August 2, 2018;

•	an Employee Matters Agreement, dated as of August 2, 2018;

•	an Intellectual Property Rights Cross-License Agreement, dated as of August 2, 2018; and

•	a Registration Rights Agreement, dated as of August 2, 2018.

The foregoing agreements are attached hereto as Exhibits 10.2, 10.3, 10.4, 10.5, and 10.6, respectively, and incorporated herein by reference.

Underwriting Agreement

On August 2, 2018, Arlo entered into an Underwriting Agreement by and among Arlo and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., as representatives of the several underwriters named therein (the “Underwriting Agreement”), in connection with the initial public offering of up to 11,747,250 shares of Arlo Common Stock, which includes 1,532,250 shares of Arlo Common Stock allocated to the underwriters’ 30-day option to purchase additional shares of Arlo Common Stock, which was exercised in full on August 3, 2018. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Separation and the IPO, (a) effective as of the effectiveness of Arlo’s registration statement on Form 8-A (the “Exchange Act Registration Statement”) on August 2, 2018, Ms. Jocelyn Carter-Miller and Messrs. Ralph E. Faison and Grady K. Summers were appointed to the board of directors of Arlo and (b) effective as of the completion of the IPO on August 7, 2018, Ms. Carter-Miller and Messrs. Faison and Summers resigned from the Board of Directors of NETGEAR.

In connection with the resignations of Ms. Carter-Miller and Messrs. Faison and Summers from the Board of Directors, NETGEAR decreased the size of its Board of Directors from ten to seven members.

In connection with the resignation of Mr. Summers, effective as of the completion of the IPO on August 7, 2018, Mr. Brad Maiorino was appointed as Chair of the Cybersecurity Committee of the Board of Directors, to serve in such capacity until the election and qualification of his respective successor or, if earlier, his death or resignation or removal from the Cybersecurity Committee.

In connection with the resignation of Ms. Carter-Miller, effective as of August 7, 2018, the Board of Directors determined that Ms. Julie A. Shimer, who also serves as the Company’s Lead Independent Director, meets the independence standards for service on the Audit Committee of the Board of Directors, and subject to her continuing to satisfy the requirements for service on the Audit Committee, Ms. Shimer was appointed as a member of the Audit Committee, to serve in such capacity until the election and qualification of her respective successor or, if earlier, her death or resignation or removal from the Audit Committee.

In connection with the Separation and the IPO, effective as of the completion of the IPO on August 7, 2018, Ms. Christine M. Gorjanc resigned as Chief Financial Officer of NETGEAR and was appointed as Chief Financial Officer of Arlo; and Patrick J. Collins III resigned as Senior Vice President of Smart Home Products of NETGEAR and was appointed as Senior Vice President of Product of Arlo.

In connection with the resignation of Ms. Gorjanc, effective as of August 7, 2018, Mr. Bryan Murray was appointed as Chief Financial Officer of NETGEAR. Mr. Murray has been with NETGEAR for over sixteen years, serving in various management roles within finance. Prior to assuming the role of Chief Financial Officer, he served as NETGEAR’s Vice President of Finance and Corporate Controller. Before joining NETGEAR in 2001, he worked in public accounting at Deloitte and Touche LLP. He holds a B.A. from the University of California, Santa Barbara and is licensed as a Certified Public Accountant.

In his role as Chief Financial Officer, Mr. Murray initially will receive an annual base salary of $366,000, subject to adjustment from time to time at the sole discretion of NETGEAR’s Board of Directors. He also will be eligible to receive an annual target bonus of up to 75% of his base salary, based on NETGEAR’s achievement of various financial and/or other goals established by the Board of Directors. In connection with Mr. Murray’s appointment, he was granted an option to purchase 30,000 shares of NETGEAR common stock. The shares subject to this option will vest over a four-year period, with 25% of the shares vesting after one year and the remainder vesting in equal monthly installments over the succeeding three years.

Mr. Murray also is expected to enter into NETGEAR’s standard executive officer indemnification agreement as well as a change in control and severance agreement. Under the terms of the change in control and severance agreement, upon a termination without cause or resignation with good reason, Mr. Murray would be entitled to (1) cash severance equal to his annual base salary, (2) 12 months of health benefits continuation and (3) accelerated vesting of any unvested equity awards that would have vested during the 12 months following the termination date. Upon a termination without cause or resignation with good reason that occurs during the one month prior to or 12 months following a change in control of NETGEAR, Mr. Murray would be entitled to (1) cash severance equal to the sum of his annual base salary and his target annual bonus, (2) 12 months of health benefits continuation and (3) accelerated vesting of all outstanding, unvested equity awards. Severance would be conditioned upon the execution and non-revocation of a release of claims.

Item 7.01 Regulation FD.

In connection with the closing of the IPO, on August 7, 2018, NETGEAR and Arlo issued a joint press release announcing the closing of the IPO. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In connection with the appointment of Mr. Murray as Chief Financial Officer, on August 7, 2018, NETGEAR issued a press release announcing the appointment. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits. The Exhibit Index set forth below is incorporated herein by reference.

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, by and among Arlo Technologies, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., as representatives of the several underwriters named therein, dated as of August 2, 2018

10.1	Master Separation Agreement, by and between NETGEAR, Inc. and Arlo Technologies, Inc., dated as of August 2, 2018

10.2	Transition Services Agreement, by and between NETGEAR, Inc. and Arlo Technologies, Inc., dated as of August 2, 2018

10.3	Tax Matters Agreement, by and between NETGEAR, Inc. and Arlo Technologies, Inc., dated as of August 2, 2018

10.4	Employee Matters Agreement, by and between NETGEAR, Inc. and Arlo Technologies, Inc., dated as of August 2, 2018

10.5	Intellectual Property Rights Cross-License Agreement, by and between NETGEAR, Inc. and Arlo Technologies, Inc., dated as of August 2, 2018

10.6	Registration Rights Agreement, by and between NETGEAR, Inc. and Arlo Technologies, Inc., dated as of August 2, 2018

99.1	Press Release, dated August 7, 2018

99.2	Press Release, dated August 7, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETGEAR, INC.

By:	/s/ Patrick C.S. Lo

Name:	Patrick C.S. Lo
Title:	Chairman and Chief Executive Officer

Date: August 7, 2018

[Signature Page to Current Report on Form 8-K of NETGEAR, Inc.]